UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2018

ECCO AUTO WORLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-218334	30-0943638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit C, 4/F, China Insurance Building, 48 Cameron Road,

Tsim Sha Tsui, Kowloon, Hong Kong

(Address of principal executive offices (zip code))

+852 3182 6922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 23, 2018, Ecco Auto World Corp. (the “Company”) completed the issuance and sale of an aggregate of 666,666 shares at a price of $0.30 per share with each share consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in a private placement to Home Boutique International Limited (the “investors”), pursuant to the Subscription Agreements dated as of January 23, 2018 between the Company and the investors. The net proceeds to the Company amounted to $199,999.80 went directly to the Company as working capital.

The shares sold in the private placement were issued in reliance on an exemption from registration under Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”). The bases for the availability of this exemption include the facts that the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement dated as of January 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECCO AUTO WORLD CORP.

Date: January 26, 2018	By:	/s/ YIAP SOON KEONG
YIAP SOON KEONG
Chief Executive Officer (Principal Executive Officer; Principle Accounting Officer)

Date: January 26, 2018	By:	/s/ WOO SHUK FONG
WOO SHUK FONG
Director

Date: January 26, 2018	By:	/s/ KOH KOK WEI
KOH KOK WEI
Director

Date: January 26, 2018	By:	/s/ JASON WONG CHEE HON
JASON WONG CHEE HON
Director, President, Secretary and Treasurer

Date: January 26, 2018	By:	/s/ KOH KHEE NGIAP
KOH KHEE NGIAP
Director

Date: January 26, 2018	By:	/s/ JOSON YEO HUNG KWANG
JOSON YEO HUNG KWANG
Director